Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Robert T. Jones
U.S. Bank National Association
425 Walnut Street, 6th floor
Cincinnati, OH
(513) 632-4427
(Name, address and telephone number of agent for service)
General Cable Corporation*
*(and certain subsidiaries identified as Co-Registrants appearing below)
(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization)	06-1398235 (I.R.S. Employer Identification No.)

4 Tessencer Drive Highland Heights, Kentucky 41076 (859) 572-8000 (Address of Principal Executive Offices)	(Zip Code)
7.125% Senior Fixed Rate Notes due 2017
Senior Floating Rate Notes due 2015
(Title of the Indenture Securities)

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as	State/Jurisdiction	I.R.S. Employer
Specified in its Charter	of Organization	Identification Number
Diversified Contractors, Inc.	Delaware	76-0081448
Genca Corporation	Delaware	22-2885883
General Cable Industries, Inc.	Delaware	06-1009714
General Cable Industries, LLC	Delaware	61-1337429
General Cable Management LLC	Delaware	61-1400257
General Cable Overseas Holdings, Inc.	Delaware	61-1345453
General Cable Technologies Corporation	Delaware	51-0370763
General Cable Texas Operations L.P.	Delaware	61-1400258
GK Technologies, Incorporated	New Jersey	13-3064555
Marathon Manufacturing Holdings, Inc.	Delaware	75-2198246
Marathon Steel Company	Arizona	86-0117273
MLTC Company	Delaware	75-0866441
     The address, including zip code, and telephone number, including area code, of each Co-Registrant’s principal executive offices is 4 Tesseneer Drive, Highland Heights, Kentucky 41076, (859) 572-8000.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2006 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati, State of Ohio on the 16th day of May, 2007.

By:	/s/ Robert T. Jones

Robert T. Jones Vice President

By:	/s/ William Sicking

William Sicking Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: May 16, 2007

By:	/s/ Robert T. Jones

Robert T. Jones Vice President

By:	/s/ William Sicking

William Sicking Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2006
($000’s)

12/31/2006
Assets
Cash and Due From Depository Institutions	$8,644,951
Securities	39,699,269
Federal Funds	3,512,083
Loans & Lease Financing Receivables	141,159,825
Fixed Assets	2,300,043
Intangible Assets	12,048,875
Other Assets	10,437,280

Total Assets	$217,802,326

Liabilities
Deposits	$135,903,121
Fed Funds	12,316,778
Treasury Demand Notes	0
Trading Liabilities	139,984
Other Borrowed Money	33,217,524
Acceptances	0
Subordinated Notes and Debentures	7,384,026
Other Liabilities	6,677,926

Total Liabilities	$195,639,359

Equity
Minority Interest in Subsidiaries	$1,544,842
Common and Preferred Stock	18,200
Surplus	11,976,937
Undivided Profits	8,622,988

Total Equity Capital	$22,162,967
Total Liabilities and Equity Capital	$217,802,326

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Robert T. Jones

Vice President
Date: May 1, 2007